Exhibit-99.5

Variable Annuity

Application Form

Variable Annuity Application Form
☐	AnnuiChoice	☐	GrandMaster flex3	☐	IQ3	☐	PINNACLE	☐	PINNACLEplus
Mailing Instructions
Send this completed Application to:
REGULAR MAIL:	Integrity Life Insurance Company, PO Box 5722, Cincinnati, OH 45201-5722
EXPRESS MAIL:	Integrity, Attn: Annuity Operations, 400 Broadway, Cincinnati, OH 45202-3341
1) Annuitant Information (Required).
Annuitant.The Annuitant is the individual for whom the contract’s life is based. Also Owner unless indicated otherwise below.

Name	Phone	Social Security Number

Address	City	State	Zip Code

Sex: ☐ Male	☐ Female	Date of Birth:
Contingent Annuitant.Becomes new Annuitant should original Annuitant die. [Nonqualified contracts only].

Contingent Annuitant Name	Social Security Number

Address	City	State	Zip Code

Sex: ☐ Male	☐ Female	Date of Birth:	Relationship to Annuitant:

2) Owner Information (Required if different from Annuitant).The Owner controls the contract. If the Owner and Annuitant are different, different rules apply at the death of the Owner. To ensure spousal continuation and receive an enhanced death benefit (if applicable) and withdrawal charge waiver: (1) the owner/annuitant must be the same person, (2) the owner’s spouse must be the sole owner’s AND annuitant’s beneficiary, (3) no contingent annuitant can be named, and (4) if a Joint Owner is named, the sole owner’s beneficiary must be the “surviving spouse.”

(If the Owner is a non-natural person, such as a trust or corporation, complete the Entity Ownership Certificate.)

Owner

Name	Phone	Social Security Number

Address	City	State	Zip Code

Sex: ☐ Male	☐ Female	Date of Birth:	Relationship to Annuitant:

Owner’s Fax Number	Owner’s Email Address

Joint Owner.The Joint Owner shares ownership rights with the Owner. Death distribution rules apply at first to die.

Name	Phone	Social Security Number

Address	City	State	Zip Code

Sex: ☐ Male	☐ Female	Date of Birth:	Relationship to Owner:

3) Beneficiary Information (Required - IMPORTANT!).
Annuitant’s Beneficiary.Receives death benefit if Annuitant dies. The death benefit goes to the estate if a beneficiary isn’t named here.

Name	Relationship to Annuitant

Social Security Number	Date of Birth

Address	City	State	Zip Code

3) Annuitant’s Beneficiary Information (Cont) (Required - IMPORTANT!).

Name	Relationship to Annuitant

Social Security Number	Date of Birth

Address	City	State	Zip Code

Owner’s Beneficiary. The Owner’s Beneficiary takes ownership of the contract if the Owner dies, and may be required to take a payout. Ownership of the contract may go to the estate if a beneficiary isn’t named here.

Name	Relationship to Owner

Social Security Number	Date of Birth

Address	City	State	Zip Code

4) Transfer or Replacement Information (Required).
Do you currently have an existing annuity contract or life insurance policy?	☐	Yes	☐	No
Does the purchase of this annuity change or replace any existing annuity contract or life insurance policy?				☐	Yes	☐	No
If yes, please complete the Transfer Request Form.

5) Type of Contract (Required).
Will the Integrity annuity be issued as a non-qualified or a tax-qualified contract?	☐	Non-qualified	☐	Tax-Qualified*
*A contract is tax qualified if it is being funded from a rollover or transferred from a qualified plan or existing IRA or the contributions are being made to a new IRA.

6) Tax-Qualified Contracts (Required if a qualified contract).

If tax qualified, how should Integrity issue the contract?

☐	Traditional IRA	☐	Roth IRA	☐	TSA	☐	Qualified Plan Owned	☐	SEP IRA

If a contribution to an IRA, tax year in which the contribution is made                    . Is this a rollover?   ☐   Yes   ☐    No

When establishing a Roth IRA from another qualified plan, funds will be placed in a conduit Traditional IRA prior to establishing the Roth IRA.

7) Fund Allocations (If electing the Dollar Cost Averaging Program, skip to Section 8).

Investment Allocation:

Initial:                    % + STO (6 month)                    % + STO (12 month)                    % = TOTAL: 100%

(Please use whole percentage numbers. Enter percentage of initial investment and STO contributions to be systematically transferred in the separate columns below. Total should equal 100% in all columns.)

Systematic Transfer Option (STO)

6   Month    Monthly only

12  Month    ☐  Monthly    ☐  Quarterly

Variable Account Options	Initial		6 Month		12 Month		Not available in:
Fidelity® Variable Insurance Products		%		%		%
Fidelity VIP Asset ManagerSM		%		%		%
Fidelity VIP Balanced		%		%		%
Fidelity VIP Contrafund®		%		%		%
Fidelity VIP Dynamic Capital Appreciation		%		%		%
Fidelity VIP Equity-Income		%		%		%
Fidelity VIP Growth		%		%		%
Fidelity VIP Growth & Income		%		%		%
Fidelity VIP Growth Opportunities		%		%		%
Fidelity VIP High Income		%		%		%
Fidelity VIP Investment Grade Bond		%		%		%
Fidelity VIP Mid Cap		%		%		%
Fidelity VIP Overseas		%		%		%

Franklin Templeton VIP Trust		%		%		%
Franklin Growth and Income Securities		%		%		%
Franklin Income Securities		%		%		%
Franklin Large Cap Growth Securities		%		%		%
Mutual Shares Securities		%		%		%
Templeton Foreign Securities		%		%		%
Templeton Growth Securities		%		%		%

Variable Account Options - cont.	Initial		6 Month		12 Month		Not available in:
J.P. Morgan Series Trust II		%		%		%
JPMorgan Bond		%		%		%
JPMorgan International Equity		%		%		%

MFS Variable Insurance Trust		%		%		%
MFS VIT Capital Opportunities		%		%		%
MFS VIT Emerging Growth		%		%		%
MFS VIT Investors Growth Stock		%		%		%
MFS VIT Mid Cap Growth		%		%		%
MFS VIT New Discovery		%		%		%
MFS VIT Total Return		%		%		%

Putnam Variable Trust		%		%		%
Putnam VT Discovery Growth		%		%		%
Putnam VT The George Putnam Fund of Boston		%		%		%
Putnam VT Growth and Income		%		%		%
Putnam VT International Equity		%		%		%
Putnam VT Small Cap Value		%		%		%
Putnam VT Voyager		%		%		%

DWS Scudder Investment Funds		%		%		%
DWS Equity 500 Index VIP Fund		%		%		%
DWS Small Cap Index VIP Fund		%		%		%

Touchstone Variable Series Trust		%		%		%
Touchstone Balanced		%		%		%
Touchstone Baron Small Cap		%		%		%
Touchstone Core Bond		%		%		%
Touchstone Eagle Capital Appreciation		%		%		%
Touchstone Enhanced Dividend 30%				%		%
Touchstone Growth & Income		%		%		%
Touchstone High Yield		%		%		%
Touchstone Mid Cap Growth		%		%		%
Touchstone Money Market		%		%		%
Touchstone Third Avenue Value		%		%		%
Touchstone Value Plus		%		%		%
Touchstone Conservative ETF Fund		%		%		%
Touchstone Moderate ETF Fund		%		%		%
Touchstone Aggressive ETF Fund		%		%		%
Touchstone Enhanced ETF Fund		%		%		%

Van Kampen LIT and UIF		%		%		%
Van Kampen LIT Comstock		%		%		%
Van Kampen LIT Emerging Growth		%		%		%
Van Kampen UIF Emerging Markets Debt		%		%		%
Van Kampen UIF Emerging Markets Equity		%		%		%
Van Kampen UIF US Real Estate		%		%		%

Guaranteed Rate Options* (GRO)%				%		%
2-Year Guaranteed Rate Option		%		%		%	PNplus, IQ3
3-Year Guaranteed Rate Option		%		%		%	PNplus, IQ3
5-Year Guaranteed Rate Option		%		%		%	PNplus, IQ3
7-Year Guaranteed Rate Option		%		%		%	PNplus, IQ3
10-Year Guaranteed Rate Option		%		%		%	PNplus, IQ3

Quarterly Rate Option (QRO)%				%		%
Quarterly Rate Option		%		%		%	AC, GM, IQ3, PINN
Total:	100%		100%		100%

* Market Value Adjustment (MVA) may be applicable when funds are withdrawn.

8) Allocation Information (Required)
Total amount of contribution: $ .(Subject to minimum and maximum contribution limits. Please see the prospectus.)

The money will be received by Integrity by:	☐ Check	☐ Wire Transfer	☐ 1035 Exchange

Make checks payable to Integrity Life Insurance Company.

☐ I wish to participate in the Dollar Cost Averaging Program.
Complete option 1 on the Dollar Cost Averaging/Asset Allocation & Rebalancing Form.

☐ I wish to participate in the Customized Asset Allocation & Rebalancing Program.
Complete option 2 on the Dollar Cost Averaging/Asset Allocation & Rebalancing Form.

☐ Please allocate my initial contribution as indicated without automatic rebalancing.

Options 9 & 10 are not available in all states. Contact sales support for availability.

9) Death Benefit Option.This benefit is not available for all issue ages. Please refer to the product prospectus or feature sheet for costs and issue ages available.

☐ Standard	(Default)	Available in all five variable annuity products
☐ Enhanced	(Highest Anniversary)	Available in AnnuiChoice, IQ3 and PINNACLEplus

10) Enhanced Earnings Benefit (EEB) Option.

☐ None		This benefit is not available for all issue ages. Refer to the product
☐ I would like the EEB option added to my annuity.		prospectus or feature sheet for costs and issue ages available.

MVA Disclosure: Funds allocated to the guaranteed rate option may be subject to a market value adjustment, which may increase or decrease your account value, if funds are withdrawn, transferred or annuitized during the guarantee period.

Variable Annuity Disclosure: Funds allocated to the variable account options are subject to investment risk, including possible loss of the principal amount invested. It is understood that the values attributable to the variable account options may increase or decrease and are not guaranteed as to dollar amount.

Notice to residents of Arkansas, Colorado, Kentucky, New Mexico, Ohio, Pennsylvania or Tennessee: Any person who knowingly and with intent to defraud any insurance company or other person files a request for insurance or statement of claim containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

Notice to residents of New Jersey: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

Notice to residents of District of Columbia: WARNING - It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

Notice to residents of Louisiana: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

Notice to residents of Florida: Any person who knowingly and with intent to injure, defraud or deceive any insurer files a statement of claim or an application containing any false, incomplete or misleading information is guilty of a felony of the third degree.

Notice to residents of Virginia: Any person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may have violated state law.

Notice to residents of Washington: Any person who knowingly presents a false or fraudulent claim for payment of a loss or knowingly makes a false statement in an application for insurance may be guilty of a criminal offense under state law.

California Senior’s Disclosure: I understand that if I elect to immediately invest the initial contribution in the variable account options, I may experience loss during the free-look period.

California Senior Financial Products Disclosure: In the process of evaluating the purchase of any annuity product, you should understand the sale or liquidation of any stock, bond, IRA, certificate of deposit, mutual fund, annuity, or other asset to fund the purchase of this product may have tax consequences, early withdrawal penalties or other costs or penalties as a result of their sale or liquidation. Prior to purchasing the new annuity product, you or your representative may wish to consult independent legal or financial advice before selling or liquidating any assets.

11) Certification and Owner’s Signature.

Under penalties of perjury, I certify that: (1) the number shown on this form is my correct taxpayer identification number, and (2) that I am not subject to backup withholding because (a) I am exempt from backup withholding or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a US citizen or resident alien.

Note: You must cross out Item #2 of certification if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting of interest or dividends on your tax returns.

The statements and answers in all parts of this application are true and complete to the best of my knowledge. I have received and read the prospectus for the product being applied for.

If purchasing PINNACLEplus, I certify I have received and read the Credit Plus Feature Sheet.

This application was signed in the state of

Annuitant’s Signature (Required in Utah only) Date

Owner’s Signature	Date	Social Security Number	Driver’s License Number

Joint Owner’s Signature	Date	Social Security Number	Driver’s License Number

12) Sales Representative/Licensed Agent Information	☐ I ☐ II ☐ III ☐ IV
Will any existing insurance or annuity be replaced or changed (or has it been), assuming the contract applied for will be issued? ☐Yes ☐No

I certify that I have asked and recorded completely and accurately the answers to all questions on the application. I know of nothing affecting the risk that has not been recorded herein.

Name (Print)	Phone	Integrity Agent ID Number

Firm Name	Branch Address

City	State	Zip Code

Fax Number	Email Address

Sales Representative/Licensed Agent’s Signature	Agent Number	Date

Contract should be mailed to: ☐ Sales Representative/Licensed Agent ☐ Owner
(Contracts mailed to sales representative/licensed agent must be delivered within five days of receipt.)

*Florida Representative/Licensed Agent Information (only complete if contract is signed in Florida)

Sales Representative/Licensed Agent Signuature	Florida License ID Number

Integrity Life Insurance Company is domiciled in Ohio.